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                                                                    EXHIBIT 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


May 14, 2002


Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated May 13, 2002 of Noble Energy, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP
-----------------------------
    Arthur Andersen LLP



cc:      James McElvany, Chief Financial Officer,
         Noble Energy, Inc.